                                                        EXHIBIT 23.10


                          Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 33-60925) and related Prospectus of ProNet Inc. for the registration of $100,000,000 of 11 7/8% Senior Subordinated Notes due 2005 and to the incorporation by reference therein of our report dated September 8, 1995, with respect to the financial statements of Paging and Cellular of Texas (a Sole Proprietorship) included in ProNet Inc.'s
Current Report on Form 8-K dated September 15, 1995, both filed with the Securities and Exchange Commission.


                                         /s/ KPMG Peat Marwick LLP



October 2, 1995
Houston, Texas